Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan of America Online, Inc. of our report dated September 10, 1997, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.

                                                       /s/Ernst & Young LLP
                                                       Ernst & Young LLP

Vienna, Virginia
June 17, 1998

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan of America Online, Inc. of our report dated March 26, 1998, with respect to the financial statements of Interactive Services Division of CompuServe Corporation for the year ended June 30, 1997 included in its Current Report on Form 8-K/A dated April 17, 1998, filed with the Securities and Exchange Commission.

                                                       /s/Ernst & Young LLP
                                                       Ernst & Young LLP

Columbus, Ohio
June 17, 1998